UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section

3 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 30, 2004

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The descriptions set forth below under each Item are qualified in their entirety by the full text of the respective documents to which they refer, which documents are filed herewith or incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

Lyondell Chemical Company Amended and Restated 1999 Incentive Plan

On November 30, 2004, the shareholders of Lyondell Chemical Company (“Lyondell”) approved the adoption of Lyondell’s Amended and Restated 1999 Incentive Plan (the “Incentive Plan”) at a special meeting of the shareholders of Lyondell. The Incentive Plan provides for the grant of awards to eligible employees of Lyondell and its subsidiaries. The Incentive Plan, which is effective as of April 8, 2004, revises the number of shares of Lyondell common stock available for issuance pursuant to awards granted under the Incentive Plan from 14 million shares to 26 million shares and also revises the number of shares of Lyondell common stock that may be issued pursuant to restricted stock awards or performance units, the number of shares that may be subject to awards of options or stock appreciation rights, and the value of annual cash awards and performance units that may be received. No awards may be granted pursuant to the Incentive Plan after April 8, 2014.

The Incentive Plan is incorporated by reference into this Current Report on Form 8-K as Exhibit 10.16.

Equistar Partnership Agreement

On November 30, 2004, in conjunction with the closing of the business combination between Lyondell and Millennium Chemicals Inc. (“Millennium”), as discussed below in Item 2.01, Lyondell and Millennium executed the Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP (“Equistar”). Lyondell still owns its 70.5% interest in Equistar, and Millennium still owns its 29.5% interest in Equistar. The Amended and Restated Limited Partnership Agreement provides that (i) a subsidiary of Millennium will be the managing general partner and the sole general partner of Equistar, (ii) at any time, a subsidiary of Lyondell may elect to become a general partner and the managing general partner of Equistar, (iii) residual administrative responsibilities will be directed by the managing general partner and (iv) the chief executive officer of Equistar will be appointed to serve until December 31, 2010.

The Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP is filed with this Current Report on Form 8-K as Exhibit 10.22.

Supplemental Indenture

Pursuant to the Agreement and Plan of Merger (“Merger Agreement”) dated March 28, 2004 among Lyondell, Millennium and Millennium Subsidiary LLC, a wholly owned subsidiary of Millennium, on November 30, 2004, Lyondell executed and delivered a supplemental indenture (the “Supplemental Indenture”) to the Indenture governing Millennium’s 4% Convertible Senior Debentures (the “4% Convertible Debentures Indenture”),

among Millennium, as issuer, Millennium America Inc., as guarantor, an indirect wholly owned subsidiary of Millennium, and The Bank of New York, as trustee. Under the Supplemental Indenture, Lyondell acknowledges that the Conversion Rate (as defined in the 4% Convertible Debentures Indenture) is 69.6890 shares of Lyondell common stock, as of December 1, 2004 (the number of shares of Lyondell common stock each holder of $1,000 principal amount of Millennium’s 4% Convertible Senior Debentures due 2023 (the “Convertible Debentures”) would have had the right to receive if such Convertible Debenture had been converted into Millennium common stock immediately prior to the business combination).

The Convertible Debentures are redeemable at Millennium’s option beginning November 15, 2010 at a redemption price equal to 100% of their principal amount, plus accrued interest, if any. On November 15 in each of 2010, 2013 and 2018, holders of the Convertible Debentures will have the right to require Millennium to repurchase all or some of the Convertible Debentures they own. Holders of the Convertible Debentures will also have the right to require Millennium to repurchase all or some of the Convertible Debentures they own upon the occurrence of certain events under the 4% Convertible Debentures Indenture.

The Merger Agreement and the 4% Convertible Debentures Indenture are incorporated by reference into, and the Supplemental Indenture is filed with, this Current Report on Form 8-K as Exhibit 2.1, Exhibit 4.27 and Exhibit 4.27(a), respectively.

Certain Arrangements Between the Entities

Lyondell, Equistar and Millennium and their respective affiliates engage in numerous transactions from time to time. Lyondell believes that these transactions are on terms substantially no more or less favorable than those that would be agreed upon by third parties on an arm’s-length basis. These transactions include (i) shared services agreements pursuant to which Lyondell, Equistar, Millennium and LYONDELL-CITGO Refining LP (“LCR,” a joint venture of which Lyondell owns 58.75%) provide various administrative and other services to each other; (ii) tax sharing between Lyondell and Millennium relating to the allocation of tax attributes and liabilities and other tax responsibilities; (iii) an operating agreement between Equistar and an affiliate of Millennium regarding Equistar’s operation of a Millennium facility; (iv) loaned employee agreements relating to Lyondell and Equistar employees providing services to Millennium, and Millennium employees providing services to Lyondell and Equistar; and (v) product sales agreements between Lyondell, Equistar, Millennium, LCR and their respective affiliates. For additional information about certain arrangements that exist between Lyondell, Equistar, Millennium and their respective affiliates, see (i) “Material Contracts Between Lyondell and Millennium” in the definitive joint proxy statement/prospectus, which was filed by Lyondell with the Securities and Exchange Commission (the “SEC”) on October 15, 2004, (ii) “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Transactions” in Lyondell’s proxy statement, which was filed with the SEC on March 16, 2004, and (iii) Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2003, which was filed with the SEC on March 12, 2004.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the closing of the business combination between Lyondell and Millennium, Lyondell’s compensation committee took action with respect to Millennium’s various long-term incentive compensation plans or arrangements, effective as of December 1, 2004, such that no new awards will be made pursuant to such plans or arrangements, including but not limited to Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan, Millennium Chemicals Inc. Long Term Incentive Plan, Millennium Chemicals Inc. 2003 Long Term Incentive Plan, Millennium Chemicals Inc. 2004-2006 Long Term Incentive Plan, Millennium Chemicals Inc. Long Term Stock Incentive Plan, Millennium Chemicals Inc. Executive Long Term Incentive Plan, Millennium Chemicals Inc. 2003 Executive Long Term Incentive Plan and Millennium Chemicals Inc. 2004-2006 Executive Long Term Incentive Plan.

See “Certain Arrangements Between the Entities” in Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 30, 2004, Lyondell acquired Millennium in a stock-for-stock business combination. Pursuant to the Merger Agreement, Millennium Subsidiary LLC, a wholly owned subsidiary of Millennium, merged with and into Millennium, with Millennium as the surviving entity. In the business combination, each share of Millennium common stock was converted into the right to receive 0.95 of a share of Lyondell common stock, and the one share of Millennium preferred stock (valued at approximately $1,000) that was issued to Lyondell immediately before the business combination, was converted into common stock of Millennium. As a result, Millennium became a wholly owned subsidiary of Lyondell.

Millennium is the second-largest producer of titanium dioxide in the world, the largest merchant seller of titanium tetrachloride and a producer of silica gel and cadmium-based pigments. Millennium also is the second-largest producer of acetic acid and vinyl acetate monomer in North America, and a leading producer of terpene-based fragrance and flavor chemicals. Millennium has a 29.5% interest in, and Lyondell has a 70.5% interest in, Equistar, one of the largest producers of ethylene, propylene and polyethylene in North America and a leading producer of ethylene oxide, ethylene glycol, high value-added specialty polymers and polymeric powder. Completion of the business combination resulted in Equistar becoming an indirect wholly owned subsidiary of Lyondell.

The number of shares of Lyondell common stock received by the Millennium shareholders in the business combination was based on an exchange ratio. The Merger Agreement provided for an exchange ratio of between 0.95 and 1.05 shares of Lyondell common stock for each share of Millennium common stock, depending on the average of the volume-weighted average sale prices for Lyondell common stock for the 20 trading days ending on the third trading day before the closing of the transaction. Millennium shareholders would have received 0.95 of a share of Lyondell common stock for each share of Millennium common stock if that average price was $20.50 or greater and 1.05 shares of Lyondell common stock if that average price was $16.50 or less. Between these two average prices, the exchange ratio would be proportionately adjusted between 0.95 and 1.05. In the business combination, Millennium shareholders are receiving 0.95 of a share of Lyondell common stock because that average price was $25.05.

See “Certain Arrangements Between the Entities” in Item 1.01.

Lyondell’s December 1, 2004 press release regarding the business combination is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Indenture governing $475 million principal amount of Millennium’s 9.25% senior notes due 2008 (the “9.25% Senior Notes Indenture”) among Millennium America as Issuer, Millennium as Guarantor, and The Bank of New York, as Trustee gives the holders the right to require Millennium to purchase all or any part of each holder’s 9.25% senior notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, upon a change in control of Millennium. Completion of the business combination between Millennium and Lyondell on November 30, 2004 triggered this obligation. The failure of Millennium to purchase tendered notes would constitute an event of default potentially leading to acceleration of this and other debt.

The 9.25% Senior Notes Indenture is incorporated by reference into this Current Report on Form 8-K as Exhibit 4.28.

Item 3.03 Material Modification to Rights of Security Holders.

See Item 5.03 below.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Merger Agreement, Lyondell agreed to take all necessary action to appoint two current members of Millennium’s Board of Directors as additional members of Lyondell’s Board of Directors to be effective as of the closing of the business combination. Effective as of December 1, 2004, Lyondell’s Board of Directors appointed Worley H. Clark, Jr. and David J.P. Meachin to serve as members of the Lyondell Board of Directors. Messrs. Clark and Meachin have not been named to serve on any committee of the Board of Directors. With the addition of Messrs. Clark and Meachin, the size of Lyondell’s Board of Directors has increased from 11 members to 13 members. The Merger Agreement does not obligate Lyondell to cause Messrs. Clark and Meachin to be included on any slate of directors presented to Lyondell’s shareholders for election to the Board at any future meeting of shareholders, and there are no other agreements regarding their election to Lyondell’s Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2004, at a special meeting of the shareholders of Lyondell, the shareholders of Lyondell approved Lyondell’s Amended and Restated Certificate of Incorporation that increased the number of authorized shares of Lyondell common stock from 420 million shares to 500 million shares. Article IV of Lyondell’s certificate of incorporation previously authorized 500 million shares of stock divided into two classes as follows: (i) 420 million shares of Lyondell common stock issued in two series with the first consisting of 340 million shares of Lyondell common stock, par value $1.00 per share, and the second series consisting of 80 million shares of Lyondell Series B common stock, par value $1.00 per share; and (ii) 80 million shares of preferred stock, par value $0.01 per share. The Amended and Restated Certificate of Incorporation of Lyondell increased the number of authorized shares of Lyondell common stock from 420 million shares to 500 million shares, consisting of (i) 420 million shares of Lyondell common stock and (ii) 80 million shares of Lyondell Series B common stock. The effective date of the Amended and Restated Certificate of Incorporation is November 30, 2004. The rights of the holders of Lyondell’s shares, as previously provided in Lyondell’s certificate of incorporation, have not been modified.

The Amended and Restated Certificate of Incorporation is filed with this Current Report on Form 8-K as Exhibit 3.1.

Item 8.01 Other Events

Lyondell held its special meeting of shareholders on November 30, 2004. The shareholders approved the following proposals: (i) the issuance of shares of Lyondell common stock to Millennium shareholders in connection with the business combination between Lyondell and Millennium, (ii) Lyondell’s Amended and Restated Certificate of Incorporation and (iii) Lyondell’s Amended and Restated 1999 Incentive Plan. The votes were as follows:

1. Issuance of Shares of Lyondell Common Stock to Millennium Shareholders in connection with Business Combination:
For:	141,568,290
Against:	502,673
Abstain:	255,179
Broker Non-Votes:	0

2. Amended and Restated Certificate of Incorporation
For:	166,211,238
Against:	613,127
Abstain:	243,385
Broker Non-Votes:	0

3. Amended and Restated 1999 Incentive Plan
For:	133,981,912
Against:	7,735,336
Abstain:	608,894
Broker Non-Votes:	0

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(b)	The financial information required by Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date of this Form 8-K.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Lyondell’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company

4.27	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

4.27(a)	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Issuer, Millennium America Inc., as Guarantor and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

4.28	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

8.1	Tax Opinion of Baker Botts L.L.P.

8.2	Tax Opinion of Weil, Gotshal & Manges LLP

10.16	Amended and Restated 1999 Incentive Plan (filed as Annex F to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference)

10.22	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel & Secretary

Date: December 1, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated March 28, 2004 among Lyondell Chemical Company, Millennium Chemicals Inc. and Millennium Subsidiary LLC (filed as Exhibit 2.1 to Lyondell’s Current Report on Form 8-K dated as of March 28, 2004 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company

4.27	Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Guarantor, Millennium America Inc., as Issuer and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023 (filed as an Exhibit 4.1 to Millennium’s Current Report on Form 8-K dated as of November 25, 2003 and incorporated herein by reference)

4.27(a)	Supplemental Indenture to the Indenture, dated as of November 25, 2003, among Millennium Chemicals Inc., as Guarantor, Millennium America Inc., as Issuer and the Bank of New York, as Trustee governing Millennium’s 4% Convertible Senior Debentures due 2023

4.28	Indenture, dated as of June 18, 2001, among Millennium America Inc., as Issuer, Millennium Chemicals Inc., as Guarantor, and The Bank of New York, as Trustee governing Millennium’s 9.25% senior notes due 2008 (filed as Exhibit 4.1 to the Registration Statement on Form S-4 of Millennium and Millennium America filed on July 23, 2004 and incorporated herein by reference)

8.1	Tax Opinion of Baker Botts L.L.P.

8.2	Tax Opinion of Weil, Gotshal & Manges LLP

10.16	Amended and Restated 1999 Incentive Plan (filed as Annex F to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference)

10.22	Amended and Restated Limited Partnership Agreement of Equistar Chemicals, LP

99.1	Press Release